Exhibit 99.1

BUSINESS SEGMENTS

(Dollars in millions) (Unaudited)

	Three Months Ended			Nine Months Ended	Three Months Ended				Twelve Months Ended	Twelve Months Ended
	3/31/2014	6/30/2014	9/30/2014	9/30/2014	3/31/2013	6/30/2013	9/30/2013	12/31/2013	12/31/2013	12/31/2012
Net sales to external customers
Mobile Industries	$421.7	$447.2	$427.0	$1,295.9	$473.6	$467.5	$416.6	$418.1	$1,775.8	$1,987.4
Process Industries	$315.1	$342.0	$361.0	$1,018.1	$289.6	$323.8	$314.8	$331.4	$1,259.6	$1,372.1

	$736.8	$789.2	$788.0	$2,314.0	$763.2	$791.3	$731.4	$749.5	$3,035.4	$3,359.5

Segment EBIT
Mobile Industries	$64.3	$42.3	$(63.4)	$43.2	$61.4	$63.2	$31.1	$38.0	$193.7	$245.2
Process Industries	$48.2	$64.8	$74.4	$187.4	$38.8	$50.9	$48.7	$50.9	$189.3	$261.8

	$112.5	$107.1	$11.0	$230.6	$100.2	$114.1	$79.8	$88.9	$383.0	$507.0

Unallocated corporate expense	$(19.7)	$(17.2)	$(15.3)	$(52.2)	$(16.3)	$(21.5)	$(20.5)	$(12.1)	$(70.4)	$(69.0)
CDSOA receipts, net of expense	—	—	—	—	—	—	—	—	—	108.0
Interest expense	(5.5)	(5.8)	(9.1)	(20.4)	(6.4)	(6.1)	(5.0)	(6.9)	(24.4)	(31.1)
Interest income	1.0	1.1	1.0	3.1	0.5	0.5	0.4	0.5	1.9	2.9

Income from Continuing Operations before income taxes	$88.3	$85.2	$(12.4)	$161.1	$78.0	$87.0	$54.7	$70.4	$290.1	$517.8

Reconciliation of segment EBIT, After Adjustments, to segment EBIT:

The following reconciliation is provided as additional relevant information about the Company’s Mobile Industries and Process Industries segment performance. Management believes that segment EBIT, after adjustments, are representative of the segment’s core operations and therefore useful to investors.

	Three Months Ended			Nine Months Ended	Three Months Ended				Twelve Months Ended	Twelve Months Ended
	3/31/2014	6/30/2014	9/30/2014	9/30/2014	3/31/2013	6/30/2013	9/30/2013	12/31/2013	12/31/2013	12/31/2012
Mobile Industries
EBIT as reported	$64.3	$42.3	$(63.4)	$43.2	$61.4	$63.2	$31.1	$38.0	$193.7	$245.2
Gain on sale of real estate in Brazil	(22.6)	—	—	(22.6)	—	—	—	(5.4)	(5.4)	—
Charges for cost reduction initiatives and plant rationalization costs	2.9	4.4	2.0	9.3	4.4	2.5	2.4	0.9	10.2	35.9
Aerospace and restructuring charges	—	—	117.9	117.9	—	—	—	—	—	—
Pension settlement charges	0.7	—	—	0.7	—	5.2	1.5	0.5	7.2	—

EBIT as adjusted	$45.3	$46.7	$56.5	$148.5	$65.8	$70.9	$35.0	$34.0	$205.7	$281.1

Process Industries
EBIT as reported	$48.2	$64.8	$74.4	$187.4	$38.8	$50.9	$48.7	$50.9	$189.3	$261.8
Charges for cost reduction initiatives and plant rationalization costs	1.1	1.8	(0.4)	2.5	0.3	0.1	0.6	3.5	4.5	1.9

EBIT as adjusted	$49.3	$66.6	$74.0	$189.9	$39.1	$51.0	$49.3	$54.4	$193.8	$263.7